SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 20, 2004

WINSTON HOTELS, INC.

(Exact name of registrant as specified in charter)

North Carolina	0-23732	56-1872141

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2626 Glenwood Avenue, Suite 200
Raleigh, North Carolina

(Address of principal executive offices)

27612

(Zip Code)

Registrant’s telephone number, including area code: (919) 510-6017

Not Applicable

(former name or former address if changed since last report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

      (c) Exhibits.

      Attached to this report is the exhibit listed below in accordance with Item 503(d) of Regulation S-K under the Securities Act of 1933, as amended, filed in connection with the proposed sale of shares of Series B Cumulative Preferred Stock, $.01 per share, of Winston Hotels, Inc. (the “Company”), pursuant to a preliminary prospectus filed with the Securities and Exchange Commission by the Company on January 20, 2004, which included and supplemented the Company’s base prospectus dated October 21, 2003, which was included as part of the Company’s Registration Statement on Form S-3 (Registration No. 333-109406).

      12.1             Statements regarding computation of ratios.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINSTON HOTELS, INC

Date: January 20, 2004	By: /s/ Joseph V. Green

Name: Joseph V. Green Title: President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

12.1	Statements regarding computation of ratios.

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